EXHIBIT 23.2


                               CONSENT OF KPMG LLP





To the Board of Directors
Pivotal Corporation



     We consent to the use of our report dated September 17, 1997 incorporated by reference in this Registration Statement of Form S-8.



Yours very truly

/s/ KPMG LLP


Chartered Accountants

Vancouver, Canada
December 23, 1999